SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Federated Investors, Inc.
(Name of Registrant as Specified In Its Charter)

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SUPPLEMENTAL MATERIALS TO

DEFINITIVE INFORMATION STATEMENT

FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 26, 2018

Explanatory Note

The following information is being filed to supplement the original Schedule 14C filed on March 15, 2018. The only change is to replace Exhibit A which inadvertently provided the Federated Investors, Inc. Annual Incentive Plan instead of the Federated Investors, Inc. Stock Incentive Plan. Except as updated by this Information Statement Supplement, all information set forth in the Information Statement remains unchanged. A revised Exhibit A is provided below:

EXHIBIT A

FEDERATED INVESTORS, INC. STOCK INCENTIVE PLAN

FEDERATED INVESTORS, INC.

STOCK INCENTIVE PLAN

(Adopted as of February 20, 1998)

(Amended as of August 26, 1998)

(Amended as of August 31, 1998)

(Amended as of January 26, 1999)

(Amended as of May 17, 1999)

(Amended as of July 20, 1999)

(Amended as of January 29, 2002)

(Approved by Shareholders April 24, 2002)

(Amended as of February 5, 2004)

(Amended as of April 19, 2004)

(Amended as of April 27, 2006)

(Amended as of April 22, 2010)

(Amended as of April 28, 2011)

(Approved by Shareholders April 28, 2016)

1.	Purpose

The purpose of the Federated Investors, Inc. Stock Incentive Plan (the “Plan”) is to:

(a)	Facilitate the assumption by Federated Investors, Inc., as the surviving corporation of a merger with its parent corporation, Federated Investors, of certain stock incentive awards previously made by Federated Investors to its employees; and

(b)	Continue to promote the long-term growth and performance of Federated Investors, Inc. and its affiliates and to attract and retain outstanding individuals by awarding directors, executive officers and key employees stock options, stock appreciation rights, performance awards, restricted stock and/or other stock-based awards.

2.	Definitions

The following definitions are applicable to the Plan:

“Award” means the grant of Options, SARs, Performance Awards, Restricted Stock or other stock-based award under the Plan.

“Board” means the Board of Directors of the Company.

“Board Committee” means the committee of the Board appointed in accordance with Section 4 to administer the Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Class B Common Stock of the Company, no par value per share.

“Company” means Federated Investors, Inc., a Pennsylvania corporation, and its successors and assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on any date, the closing sale price of one share of Common Stock, as reported on the New York Stock Exchange or any national securities exchange on which the Common Stock is then listed or on The NASDAQ Stock Market’s National Market (“NNM”) if the Common Stock is then quoted thereon, as published in the Wall Street Journal or another newspaper of general circulation, as of such date or, if there were no sales reported as of such date, as of the last date preceding such date as of which a sale was reported. In the event that the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, Fair Market Value shall be the closing bid price as reported by The NASDAQ Stock Market or The NASDAQ SmallCap Market (if applicable), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported. In the event that the Common Stock is not listed on the New York Stock Exchange, a national securities exchange or NNM, and is not listed for quotation on The NASDAQ Stock Market or The NASDAQ SmallCap Market, Fair Market Value shall be determined in good faith by the Board Committee in its sole discretion, and for this purpose the Board Committee shall be entitled to rely on the opinion of a qualified appraisal firm with respect to such Fair Market Value, but the Board Committee shall in no event be obligated to obtain such an opinion in order to determine Fair Market Value.

“Grant Date” means the date on which the grant of an Option under Section 5.1 hereof or a SAR under Section 6.1 hereof becomes effective pursuant to the terms of the Stock Option Agreement or Stock Appreciation Rights Agreement, as the case may be, relating thereto.

“Incentive Stock Option” means an option to purchase shares of Common Stock designated as an incentive stock option and which complies with Section 422 of the Code.

“Non-Statutory Stock Option” means an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Offering” means the initial public offering of Class B Common Stock by United States and international underwriters.

“Option” means any option to purchase shares of Common Stock granted under Sections 5.1 hereof.

“Option Price” means the purchase price of each share of Common Stock under an Option.

“Outside Director” means a member of the Board who is not an employee of the Company or any Subsidiary.

“Participant” means any Outside Director and any salaried employee of the Company and its affiliates designated by the Board Committee to receive an Award under the Plan.

“Performance Award” means an Award of shares of Common Stock granted under Section 7.

“Performance Period” means the period of time established by the Board Committee for achievement of certain objectives under Section 7.1 hereof.

“Restriction Period” means the period of time specified in a Performance Share Award Agreement or a Restricted Stock Award Agreement, as the case may be, between the Participant and the Company during which the following conditions remain in effect: (i) certain restrictions on the sale or other disposition of shares of Common Stock awarded under the Plan, and (ii) subject to the terms of the applicable agreement, a requirement of continued employment of the Participant in order to prevent forfeiture of the Award.

“Stock Appreciation Rights” or “SARs” means the right to receive a cash payment from the Company equal to the excess of the Fair Market Value of a stated number of shares of Common Stock at the exercise date over a fixed price for such shares.

“Subsidiary” means any corporation, business trust or partnership (other than the Company) in an unbroken chain of corporations, business trusts or partnerships beginning with the Company if each of the corporations, business trusts or partnerships (other than the last corporation, business trust or partnership in the chain) owns stock, beneficial interests or partnership interests possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations, business trusts or partnerships in the chain.

“Ten Percent Holder” means a person who owns (within the meaning of Section 424(d) of the Code) more than ten percent of the voting power of all classes of stock of the Company or of its parent corporation or Subsidiary.

3.	Shares Subject to Plan

3.1    Shares Reserved under the Plan. Subject to adjustment as provided in Section 3.2, the number of shares of Common Stock cumulatively available under the Plan shall equal 30,550,000 shares. All of such authorized shares of Common Stock shall be available for the grant of Incentive Stock Options under the Plan. No Participant shall receive Awards in respect of more than 900,000 shares of Common Stock in any fiscal year of the Company. In addition, the aggregate Fair Market Value (determined on the Grant Date) of Common Stock with respect to which Incentive Stock Options granted a Participant become exercisable for the first time in any single calendar year shall not exceed $100,000. Any Common Stock issued by the Company through the assumption or substitution of outstanding grants from an acquired corporation or entity shall not reduce the shares available for grants under the Plan. Shares of Common Stock to be issued pursuant to the Plan may be authorized and unissued shares, treasury shares, or any combination thereof. Subject to Section 6.2 hereof, if any shares of Common Stock subject to an Award hereunder are forfeited or any such Award otherwise terminates without the issuance of such shares of Common Stock to a Participant, or if any shares of Common Stock are surrendered by a Participant in full or partial payment of the Option Price of an Option, such shares, to the extent of any such forfeiture, termination or surrender, shall again be available for grant under the Plan.

3.2    Adjustments. The aggregate number of shares of Common Stock which may be awarded under the Plan and the terms of outstanding Awards shall be adjusted by the Board Committee to reflect a change in the capitalization of the Company, including but not limited to, a stock dividend or split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders.

3.3    Merger With Federated Investors. Notwithstanding the foregoing, the Company’s merger with Federated Investors and assumption of its outstanding stock incentive awards will not result in any adjustment to the number of shares available under the Plan and will reduce the number of shares available under this Plan accordingly. For purposes of this Plan, after the merger all such stock incentive awards shall be treated as Awards under this Plan, except that any Grant Date, Performance Period or Restricted Period shall relate back to the date on which the awards were made by Federated Investors.

4.	Administration of Plan

4.1    Administration by the Board Committee. The Plan shall be administered as follows.

(a)	Prior to an Offering, the Plan shall be administered by either the full Board or by the Board Committee if one is established by the Board. Prior to an Offering, any member of the Board may serve on the Board Committee.

(b)

After an Offering, the Plan shall be administered by the Board Committee, which shall consist of no fewer than two members of the Board who are (i) “Non-Employee Directors” for purposes of Rule 16b-3 of the Commission under the Exchange Act and (ii) to the extent required to ensure that awards under the Plan are exempt for purposes of Section 162(m) of the Code, “outside directors” for purposes of Section 162(m); provided, however, that the Board Committee may delegate some or all of its authority and responsibility under the Plan with respect to Awards to Participants who are not subject to Section 16 of the Exchange Act to the Chief Executive Officer of the Company. In the event that, after an Offering, the Board does not have two members who qualify as “Non-Employee Directors” for purposes of Rule 16b-3, the Plan shall be administered by the full Board.

(c)	The Board Committee shall have authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to prescribe the form of any agreement or instrument executed in connection herewith, and to make all other determinations necessary or advisable for the administration of the Plan. All such interpretations, rules, regulations and determinations shall be conclusive and binding on all persons and for all purposes. In addition, the Board Committee shall have authority, without amending the Plan, to grant Awards hereunder to Participants who are foreign nationals or employed outside the United States or both, on terms and conditions different from those specified herein as may, in the sole judgment and discretion of the Board Committee, be necessary or desirable to further the purpose of the Plan.

(d)	In the event that the Board does not establish a Board Committee for any reason, any reference in this Plan to the Board Committee shall be deemed to refer to the full Board.

4.2    Designation of Participants. Participants shall be selected, from time to time, by the Board Committee, from the Outside Directors and from those executive officers and key employees of the Company and its affiliates who, in the opinion of the Board Committee, have the capacity to contribute materially to the continued growth and successful performance of the Company.

5.	Stock Options

5.1    Grants. Options may be granted, from time to time, to such Participants as may be selected by the Board Committee on such terms, not inconsistent with this Plan, as the Board Committee shall determine; provided, however, that, unless permitted by the Code, Incentive Stock Options may not be granted to a Participant who is an Outside Director. The Option Price shall be determined by the Board Committee effective on the Grant Date; provided, however, that (i) in the case of Incentive Stock Options granted to a Participant who on the Grant Date is not a Ten Percent Holder, such price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date, (ii) in the case of an Incentive Stock Option granted to a Participant who on the Grant Date is a Ten Percent Holder, such price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the Grant Date, and (iii) in the case of Non-Statutory Stock Options, such price shall be not less than eighty-

five percent (85%) of the Fair Market Value of a share of Common Stock on the Grant Date. The number of shares of Common Stock subject to each Option granted to each Participant, the terms of each Option, and any other terms and conditions of an Option granted hereunder shall be determined by the Board Committee, in its sole discretion, effective on the Grant Date; provided, however, that no Incentive Stock Option shall be exercisable any later than ten (10) years from the Grant Date. Each Option shall be evidenced by a Stock Option Agreement between the Participant and the Company which shall specify the type of Option granted, the Option Price, the term of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option becomes exercisable and such other terms and conditions as the Board Committee shall determine.

5.2    Payment of Option Price. No shares of Common Stock shall be issued upon exercise of an Option until full payment of the Option Price therefor by the Participant. Upon exercise, the Option Price may be paid in cash, and, subject to approval by the Board Committee, in shares of Common Stock having a Fair Market Value equal to the Option Price, or in any combination thereof, or in any other manner approved by the Board Committee.

5.3    Rights as Shareholders. Participants shall not have any of the rights of a shareholder with respect to any shares subject to an Option until such shares have been issued upon the proper exercise of such Option.

5.4    Transferability of Options. Options granted under the Plan may not be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of except by will or by the laws of descent and distribution; provided, however, that, if authorized in the applicable Award agreement, a Participant may make one or more gifts of Options granted hereunder to members of the Participant’s immediate family or trusts or partnerships for the benefit of such family members. All Options granted to a Participant under the Plan shall be exercisable during the lifetime of such Participant only by such Participant, such Participant’s agent, guardian or attorney-in-fact; provided, however, that all Options transferred in a manner consistent with the terms of an Award agreement may be exercised by the transferee.

5.5    Termination of Employment/Directorship. If a Participant ceases to be an employee of either the Company or of any of its affiliates, any Options granted hereunder to such Participant as an employee shall be exercisable in accordance with the Stock Option Agreement between the Participant and the Company. If a Participant ceases to be an Outside Director, any Options granted hereunder to such Participant as an Outside Director shall be exercisable in accordance with the Stock Option Agreement between the Participant and the Company.

5.6    Designation of Incentive Stock Options. Except as otherwise expressly provided in the Plan, the Board Committee may, at the time of the grant of an Option, designate such Option as an Incentive Stock Option under Section 422 of the Code.

5.7    Certain Incentive Stock Option Terms. In the case of any grant of an Incentive Stock Option, whenever possible, each provision in the Plan and in any related agreement shall be interpreted in such a manner as to entitle the Option holder to the tax treatment afforded by Section 422 of the Code, and if any provision of this Plan or such agreement shall be held not to comply with requirements necessary to entitle such Option to such tax treatment, then (i) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle the Option to the tax treatment afforded under Section 422 of the Code, and (ii) all other provisions of this Plan and the agreement relating to such Option shall remain in full force and effect. If any agreement covering an Option designated by the Board Committee to be an Incentive Stock Option under this Plan shall not explicitly include any terms required to entitle such Incentive Stock Option to the tax treatment afforded by Section 422 of the Code, all such terms shall be deemed implicit in the designation of such Option and the Option shall be deemed to have been granted subject to all such terms.

6.	Stock Appreciation Rights

6.1    Grants. Stock Appreciation Rights may be granted, from time to time, to such Participants as may be selected by the Board Committee. SARs may be granted at the discretion of the Board Committee either (i) in connection with an Option or (ii) independent of an Option. The price from which appreciation shall be computed shall be established by the Board Committee at the Grant Date; provided, however, that such price shall not be less than one-hundred percent (100%) of the Fair Market Value of the number of shares of Common Stock subject of the grant on the Grant Date. In the event the SAR is granted in connection with an Option, the fixed price from which appreciation shall be computed shall be the Option Price. Each grant of a SAR shall be evidenced by a Stock Appreciation Rights Agreement between the Participant and the Company which shall specify the type of SAR granted, the number of SARs, the conditions upon which the SARs vest and such other terms and conditions as the Board Committee shall determine.

6.2    Exercise of SARs. SARs may be exercised upon such terms and conditions as the Board Committee shall determine; provided, however, that SARs granted in connection with Options may be exercised only to the extent the related Options are then exercisable. Notwithstanding Section 3.1 hereof, upon exercise of a SAR granted in connection with an Option as to all or some of the shares subject of such Award, the related Option shall be automatically canceled to the extent of the number of shares subject of the exercise, and such shares shall no longer be available for grant hereunder. Conversely, if the related Option is exercised as to some or all of the shares subject of such Award, the related SAR shall automatically be canceled to the extent of the number of shares of the exercise, and such shares shall no longer be available for grant hereunder.

6.3    Payment of Exercise. Upon exercise of a SAR, the holder shall be paid in cash the excess of the Fair Market Value of the number of shares subject of the exercise over the fixed price, which in the case of a SAR granted in connection with an Option shall be the Option Price for such, shares.

6.4    Rights of Shareholders. Participants shall not have any of the rights of a shareholder with respect to any Options granted in connection with a SAR until shares have been issued upon the proper exercise of an Option.

6.5    Transferability of SARs. SARs granted under the Plan may not be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of except by will or by the laws of descent and distribution. All SARs granted to a Participant under the Plan shall be exercisable during the lifetime of such Participant only by such Participant, such Participant’s agent, guardian, or attorney-in-fact.

6.6    Termination of Employment/Directorship. If a Participant ceases to be an employee of either the Company or of any of its affiliates, any SARs granted hereunder to such Participant as an employee shall be exercisable in accordance with the Stock Appreciation Rights Agreement between the Participant and the Company. If a Participant ceases to be an Outside Director, any SARs granted hereunder to such Participant as an Outside Director shall be exercisable in accordance with the Stock Appreciation Rights Agreement between the Participant and the Company.

7.	Performance Awards

7.1    Awards. Awards of shares of Common Stock may be made, from time to time, to such Participants as may be selected by the Board Committee. Such shares shall be delivered to the Participant only upon (i) achievement of such corporate, sector, division, individual or any other objectives or criteria during the Performance Period as shall be established by the Board Committee and (ii) the expiration of the Restriction Period. Except as provided in the Performance Share Award Agreement between the Participant and the Company, shares subject to such Awards under this Section 7.1 shall be released to the Participant only after the expiration of the relevant Restriction Period. Each Award under this Section 7.1 shall be evidenced by a Performance Share Award Agreement between the Participant and the Company which shall specify the applicable performance objectives, the Performance Period, the Restriction Period, any forfeiture conditions and such other terms and conditions as the Board Committee shall determine.

7.2    Stock Certificates. Upon an Award of shares of Common Stock under Section 7.1 of the Plan, the Company shall issue a certificate registered in the name of the Participant bearing the following legend and any other legend required by any federal or state securities laws or by the Pennsylvania Business Corporation Law:

“The sale or other transfer of the shares of stock represented by this certificate is subject to certain restrictions set forth in the Federated Investors, Inc. Stock Incentive Plan, administrative rules adopted pursuant to such Plan and a Performance Share Award Agreement between the registered owner and Federated Investors, Inc. A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of Federated Investors, Inc.”

Unless otherwise provided in the Performance Share Award Agreement between the Participant and the Company, such certificates shall be retained by the Company until the expiration of the Restriction Period. Upon the expiration of the Restriction Period, the Company shall (i) cause the removal of the legend from the certificates for such shares as to which a Participant is entitled in accordance with the Performance Share Award Agreement between the Participant and the Company and (ii) release such shares to the custody of the Participant.

7.3    Rights as Shareholders. Subject to the provisions of the Performance Share Award Agreement between the Participant and the Company, during the Performance Period, dividends and other distributions paid with respect to all shares awarded thereto under Section 7.1 hereof shall, in the discretion of the Board Committee, either be paid to Participants or held in escrow by the Company and paid to Participants only at such time and to such extent as the related Performance Award is earned. During the period between the completion of the Performance Period and the expiration of the Restriction Period, Participants shall be entitled to receive dividends and other distributions only as to the number of shares determined in accordance with the Performance Share Award Agreement between the Participant and the Company.

7.4    Transferability of Shares. Certificates evidencing the shares of Common Stock awarded under the Plan shall not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise disposed of until the expiration of the Restriction Period.

7.5    Termination of Employment/Directorship. If a Participant ceases to be an employee of either the Company or of any of its affiliates, the number of shares, if any, to which the Participant shall be entitled pursuant to any Award granted to such Participant as an employee under this Section 7 shall be determined in accordance with the Performance Share Award Agreement between the Participant and the Company. If a Participant ceases to be an Outside Director, the number of shares, if any, to which the Participant shall be entitled pursuant to any Award granted to such Participant as an Outside Director under this Section 7 shall be determined in accordance with the Performance Share Award Agreement between the Participant and the Company.

7.6    Transfer of Employment. If a Participant transfers employment from one business unit of the Company or any of its affiliates to another business unit during a Performance Period, such Participant shall be eligible to receive such number of shares of Common Stock as the Board Committee may determine based upon such factors as the Board Committee in its sole discretion may deem appropriate.

8.	Restricted Stock Awards

8.1    Awards. Awards of shares of Common Stock subject to such restrictions as to vesting and otherwise as the Board Committee shall determine, may be made, from time to time, to Participants as may be selected by the Board Committee. The Board Committee may in its sole discretion at the time of the Award or at any time thereafter provide for the early vesting of such Award prior to the expiration of the Restriction Period. Each Award under this Section 8.1 shall be evidenced by a Restricted Stock Award Agreement between the Participant and the Company which shall specify the vesting schedule, any rights of acceleration, any forfeiture conditions, and such other terms and conditions as the Board Committee shall determine.

8.2    Stock Certificates. Upon an Award of shares of Common Stock under Section 8.1 of the Plan, the Company may issue a certificate registered in the name of the Participant bearing the following legend and any other legend required by any federal or state securities laws or by the Pennsylvania Business Corporation Law.

“The sale or other transfer of the shares of stock represented by this certificate is subject to certain restrictions set forth in the Federated Investors, Inc. Stock Incentive Plan, administrative rules adopted pursuant to such Plan and a Restricted Stock Award Agreement between the registered owner and Federated Investors, Inc. A copy of the Plan, such rules and such agreement may be obtained from the Secretary of Federated Investors, Inc.”

Unless otherwise provided in the Restricted Stock Award Agreement between the Participant and the Company, such certificates shall be retained in custody by the Company until the expiration of the Restriction Period. Upon the expiration of the Restriction Period, the Company shall (i) cause the removal of the legend from the certificates for such shares as to which a Participant is entitled in accordance with the Restricted Stock Award Agreement between the Participant and the Company and (ii) release such shares to the custody of the Participant.

8.3    Rights as Shareholders. During the Restriction Period, Participants shall be entitled to receive dividends and other distributions paid with respect to all shares awarded thereto under Section 8.1 hereof.

8.4    Transferability of Shares. Certificates evidencing the shares of Common Stock awarded under the Plan shall not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise disposed of until the expiration of the Restriction Period.

8.5    Termination of Employment/Directorship. If a Participant ceases to be an employee of either the Company or of any of its affiliates, the number of shares, if any, to which the Participant shall be entitled pursuant to any Award granted to such Participant as an employee under this Section 8 shall be determined in accordance with the Restricted Stock Award Agreement between the Participant and the Company. If a Participant ceases to be an Outside Director, the number of shares, if any, to which the Participant shall be entitled pursuant to any Award granted to such Participant as an Outside Director under this Section 8 shall be determined in accordance with the Restricted Stock Award Agreement between the Participant and the Company. All remaining shares as to which restrictions apply at the date of termination of employment shall be forfeited subject to such exceptions, if any, authorized by the Board Committee.

9.	Other Stock-Based Awards

Awards of shares of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, may be made, from time to time, to Participants as may be selected by the Board Committee. Such Awards may be made alone or in addition to or in connection with any other Award hereunder. The Board Committee may in its sole discretion determine the terms and conditions, if any, of any such Award. Each such Award, other than an Award of shares of Common Stock without any terms or conditions such as an Award of immediately-vested shares of Common Stock, shall be evidenced by an agreement between the Participant and the Company which shall specify the number of shares of Common Stock subject of the Award, any consideration therefor, any vesting or performance requirements and such other terms and conditions as the Board Committee shall determine.

10.	Reserved

11.	Amendment or Termination of Plan

The Board may amend, suspend or terminate the Plan or any part thereof from time to time, provided that no change may be made which would impair the rights of a Participant to whom shares of Common Stock have theretofore been awarded without the consent of said Participant.

12.	Miscellaneous

12.1    Rights of Employees. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any affiliate to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continued employment with the Company or any affiliate.

12.2    Tax Withholding. The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any shares or cash hereunder, an amount sufficient to satisfy federal, state and a local tax withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to the Company shares of Common Stock held by such Participant having a Fair Market Value equal to the amount of the tax; (ii) directing the Company to retain shares of Common stock otherwise issuable to the Participant under the Plan; or (iii) any other method approved by the Board Committee.

12.3    Status of Awards. Awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or affiliate and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

12.4    Waiver of Restrictions. The Board Committee may, in its sole discretion, based on such factors as the Board Committee may deem appropriate, waive in whole or in part, any remaining restrictions or vesting requirements in connection with any Award hereunder.

12.5    Adjustment of Awards. Subject to Section 11, the Board Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles; provided however, that no such adjustment shall impair the rights of any Participant without such Participant’s consent. The Board Committee may also make Awards hereunder in replacement of, or as alternatives to, Awards previously granted to Participants, including without limitation, previously granted Options having higher Option Prices and grants or rights under any other plan of the Company or of any acquired entity. The Board Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Board Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

12.6    Consideration for Awards. Except as otherwise required in any applicable agreement or by the terms of the Plan, Participants under the Plan shall not be required to make any payment or provide consideration for an Award other than the rendering of services.

12.7    Special Forfeiture Rule. Notwithstanding any other provision of this Plan to the contrary, the Board Committee shall be authorized to impose additional forfeiture restrictions with respect to Awards granted under the Plan, including, without limitation, provisions for forfeiture in the event the Participant shall engage in competition with the Company or in any other circumstance the Board Committee may determine.

12.8    Effective Date and Term of Plan. The Plan shall be effective as of the date it is approved by the Board, subject to the approval thereof by the shareholders of the Company. Unless terminated under the provisions of Section 11 hereof, the Plan shall continue in effect indefinitely; provided, however, that no Incentive Stock Options shall be granted after the tenth anniversary of the effective date of the Plan.

12.9    Compliance with Section 162(m). It is the Company’s intent that compensation payable pursuant to Awards (other than Awards of Restricted Stock which vest based solely on continued employment) to “covered employees” as such term is defined in Regulation 1.162-27(c)(2) promulgated under Section 162(m) of the Code, or any successor provision (“Section 162(m)”), qualify as “performance-based compensation” as defined in Regulation 1.162-27(e) under Section 162(m). If any provision of this Plan or an Award is later found to make compensation intended to be performance-based compensation ineligible for such treatment, the provision shall be deemed null and void, unless otherwise determined by a committee of the Board comprised solely of “outside directors” as such term is defined under Regulation 1.162-27(e)(3) under Section 162(m).

12.10    Transferability of Awards. Notwithstanding anything to the contrary contained in this Plan, any Award may be transferred to a “family member” as defined in and pursuant to the terms and conditions set forth in Section A.1.a.5 of the General Instructions to Form S-8 promulgated under the Securities Act of 1933, as amended, as such provision may be amended from time to time, on such terms and conditions as may be determined by the Board Committee.

12.11    Compliance with Laws. Notwithstanding anything to the contrary contained in this Plan or in any Award agreement, each Award shall be subject to the requirement, if at any time the Board Committee shall determine, in its sole discretion, that such requirement shall apply, that the listing, registration or qualification of any Award under this Plan, or of the Common Stock, or property or other forms of payment issuable pursuant to any Award under this Plan, on any stock exchange or other market quotation system or under any federal or state law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the exercise or settlement thereof, such Award shall not be granted, exercised or settled, in whole or in part, until such listing, registration, qualification, consent or approval shall have been effected, obtained and maintained free of any conditions not acceptable to the Board Committee. Notwithstanding anything to the contrary contained in this Plan or in any Award agreement, no shares of Common Stock or property or other forms of payment shall be issued under this Plan with respect to any Award unless the Board Committee shall be satisfied that such issuance will be in compliance with applicable laws and any applicable rules of any stock exchange or other market quotation system on which such shares of Common Stock are listed. If the Board Committee determines that the exercise of any Option or Stock Appreciation Right would fail to comply with any applicable law or any applicable rules of any stock exchange or other market quotation system on which the shares of Common Stock are listed, the Participant holding such Option or Stock Appreciation Right shall have no right to exercise such Option or Stock Appreciation Right until such time as the Board Committee shall have determined that such exercise will not violate any applicable law or any such applicable rule, provided that such Option or Stock Appreciation Right shall not have expired prior to such time.

12.12    Section 409A. Notwithstanding any provision of the Plan or an Award agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A of the Code, the provisions of the Plan and any applicable Award agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A of the Code or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). In no event shall any member of the Board, the Board Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other person) due to the failure of an Award to satisfy the requirements of Section 409A of the Code.

Share numbers adjusted for stock splits as of April 19, 2004.

Shares reserved for issuance reflect April 2006, April 2011 and April 2018 increase.